THE LANGER BIOMECHANICS GROUP, INC.
                                AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE AMOUNTS

                                                                      EXHIBIT 11

        For the three and six months ended Aug. 30, 1997 and Aug. 24, 1996

                                                      Three Months                     Six Months
                                             Aug. 30, 1997   Aug. 24, 1996    Aug. 30, 1997   Aug. 24, 1996
                                             -------------   -------------    -------------   -------------
Primary:
 Net income                                   $   26,111       $  127,343      $   68,724       $  151,282
                                              ----------       ----------      ----------       ----------

 Weighted average number of common shares      2,584,281        2,583,358       2,584,281        2,582,349

 Assumed number of shares issued
  from common share equivalents                   87,676           88,498          83,127           79,423
                                              ----------       ----------      ----------       ----------

 Weighted average number of common
  and common equivalent shares                 2,671,957        2,671,856       2,667,408        2,661,772
                                              ----------       ----------      ----------       ----------

 Net income per share:
  Primary                                     $     0.01       $     0.05      $     0.03       $     0.06
                                              ==========       ==========      ==========       ==========
Fully Diluted:
 Net income                                   $   26,111       $  127,343      $   68,724       $  151,282
                                              ----------       ----------      ----------       ----------

 Weighted average number of common shares      2,584,281        2,583,358       2,584,281        2,582,349

 Assumed number of shares issued
  from common share equivalents                   91,729           88,886          91,729           88,886
                                              ----------       ----------      ----------       ----------

 Weighted average number of common
  and common equivalent shares                 2,676,010        2,672,244       2,676,010        2,671,235
                                              ----------       ----------      ----------       ----------

 Net income per share:
  Fully Diluted                               $     0.01       $     0.05      $     0.03       $     0.06
                                              ==========       ==========      ==========       ==========